Page 8 of 9 Pages


                                           EXHIBIT I

                                       Directors and Executive Officers
                                            as of January 31, 2001


SBC COMMUNICATIONS INC.

     The name, present principal occupation or employment, and the name of any corporation or other organization in which such employment is conducted, of each director, advisory director and executive officer of SBC Communications Inc. ("SBC"), is set forth below. Unless otherwise indicated in parentheses, each occupation set forth opposite a name refers to employment with SBC. The business address of each director and officer is SBC Communications Inc., 175 East Houston Street, San Antonio, TX 78205.


Name                                Present Principal Occupation or Employment

Edward E. Whitacre, Jr.      Chairman of the Board and Chief Executive Officer
Gilbert F. Amelio            Advisory Director (General Partner, Chairman and
                              Chief Executive Officer, Beneventure Capital)
Clarence C. Barksdale        Director (Vice Chairman, Board of Trustees,
                              Washington University)
James E. Barnes              Director (Chairman of the Board, President and
                              Chief Executive Officer, MAPCO Inc., Retired)
August A. Busch, III         Director (Chairman of the Board and President,
                              Anheuser-Busch Companies, Inc.)
James W. Callaway            Group President
Cassandra C. Carr            Senior Executive Vice President - External Affairs
William P. Clark             Director (Senior Counsel, Clark, Cali and Negranti,
                               Attorneys at Law)
Martin K. Eby, Jr.           Director (Chairman of the Board and Chief Executive
                               Officer, The Eby Corporation)
James D. Ellis               Senior Executive Vice President and General Counsel
Charles E. Foster            Group President
Herman E. Gallegos           Director (Independent Management Consultant)
Jess T. Hay                    Director (Chairman, HCB Enterprises Inc; Chairman
                               of the Texas Foundation for Higher Education)
James A. Henderson           Director (Retired Chairman and Chief Executive
                              Officer, Cummins Engine Company, Inc.)
Bobby R. Inman               Director (United States Navy, Retired)
Ross K. Ireland              Senior Executive Vice President - Services
Karen E. Jennings            Senior Executive Vice President - Human Resources
James S. Kahan               Senior Executive Vice President - Corporate
                              Development
Donald E. Kiernan            Senior Executive Vice President and Chief Financial
                               Officer
Charles F. Knight            Director (Chairman of the Board, Emerson Electric
                              Co.)
                             Kellogg Graduate School of Management, Northwestern
                               University)
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                                                             Page 9 of 9 Pages


Name                                Present Principal Occupation or Employment

Lynn M. Martin        Director (Chair of the Council for the Advancement of
                         Women; Advisor to the Firm, Deloitte & Touche LLP; Professor, J.L.
John B. McCoy         Director (Retired Chairman, Bank One Corporation)
Mary S. Metz          Director (President, S.H. Cowell Foundation)
Forrest E. Miller     President and Chief Executive Officer, Southern New
                         England Telecommunications Corporation
Edward A. Mueller     President and Chief Executive Officer, Ameritech
                         Corporation
Toni Rembe            Director (Partner, Pillsbury Winthrop LLP)
S. Donley Ritchey     Director (Managing Partner, Alpine Partners)
Joyce M. Roche        Director (President and Chief Executive Officer,
                         Girls Inc.)
Stanley T. Sigman     President and Chief Executive Officer, Southwestern Bell
                         Telephone Company
Carlos Slim Helu      Director (Chairman of the Board, Carso Global Telecom,
                         S.A. de C.V.; Chairman of the Board, Telefonos de Mexico, S.A. de C.V.)
Laura D'Andrea Tyson  Director (Dean, Walter A. Haas School of Business,
                         University of California, Berkeley)
Patricia P. Upton     Director (President and Chief Executive Officer,
                         Aromatique, Inc.)
Rayford Wilkins, Jr.  President and Chief Executive Officer, Pacific Bell
                         Telephone Company and Nevada Bell Telephone Company